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                                                                    EXHIBIT 23.2


                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Form S-3 Registration Statement and related prospectus of ConocoPhillips, ConocoPhillips Holding Company (formerly named Conoco Inc.), ConocoPhillips Company (formerly named Phillips Petroleum Company), ConocoPhillips Trust I and ConocoPhillips Trust II for the registration of $5,000,000,000 of their securities and to the incorporation by reference therein of our report dated March 15, 2002 (except for Notes 23 and 25, as to which the date is December 20, 2002), with respect to the consolidated financial statements and schedule of ConocoPhillips included in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 20, 2002.


                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP

Tulsa, Oklahoma
January 30, 2003